Exhibit 99.1

Flywire appoints Carleigh Jaques to its Board of Directors

Former Visa executive brings deep payments, risk management and operating experience to Flywire’s Board of Directors

Boston, MA – November 20, 2024 – Flywire Corporation (Nasdaq: FLYW) (Flywire), a global payments enablement and software company, today is announcing the appointment of Carleigh Jaques to its Board of Directors, effective immediately. Ms. Jaques will also serve as a member of the Audit Committee of Flywire’s Board of Directors.

Ms. Jaques brings extensive experience in financial technology, payments, risk and capital markets to Flywire’s Board of Directors. She previously led multiple strategic and operational teams over the span of a 15-year career at Visa, Inc. (NYSE: V), where she was most recently the SVP, Global Head of Risk & Identity Solutions. In this role, she accelerated the growth of Visa’s global fraud detection business, which supports financial institutions and merchants with capabilities to make real-time decisions and authenticate account holders across Visa, the world’s largest payment network, and other payment types. Prior to that, Ms. Jaques was SVP and Global Head of Acceptance Solutions at Visa, where she led the transformation of the company’s merchant and acquirer capabilities including Tap to Phone, urban mobility and merchant digital solutions. In her prior role as SVP and GM of Visa’s Cybersource business, Ms. Jaques led one of the world’s largest digital gateways, including its international expansion, sales model transformation and entry into new markets, such as face to face acceptance. Earlier in her tenure at Visa, Ms. Jaques founded the Corporate Development and Venture function and led a number of strategic investments through joint ventures and acquisitions, including Visa’s $23 billion acquisition of Visa Europe. Prior to joining Visa, Ms. Jaques was a technology investment banker.

Ms. Jaques is an Advisory Board Member at the Wharton AI & Analytics Initiative and has previously been named among the Most Influential Women in Payments by PaymentsSource. She holds a B.A. from the University of Michigan and an MBA from The Wharton School at the University of Pennsylvania.

“I’m thrilled to welcome Carleigh to our Board of Directors. Her proven track record of accelerating growth across a number of Visa’s most strategic initiatives makes her a powerful addition to our team,” said Mike Massaro, Flywire CEO. “We look forward to her guidance as we continue to grow and scale Flywire, creating great value for our clients, payers and shareholders.”

“I’m honored to be joining Flywire at a pivotal time for the Company,” said Carleigh Jaques. “I know firsthand how difficult it is to tackle the complex payment challenges that Flywire continues to successfully solve, and I believe that Flywire’s unique combination of software and payments capabilities make it well positioned to continue to drive value for its clients and payers into the future.”

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 4,000* clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

*	Excludes clients from Flywire’s Invoiced acquisition

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, the factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Media Contacts

Sarah King

Media@Flywire.com

Investor Relations Contact

Masha Kahn

ir@flywire.com